EXHIBIT 10.14

                           DATED AS OF 1 NOVEMBER 1997

                      (1)      DURABLE ELECTRONICS INDUSTRIES LIMITED

                      (2)      DURABLE ELECTRICAL METAL FACTORY LIMITED

                      (3)      POMILLO LIMITED

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                               DEED OF ASSIGNMENT

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THIS DEED OF ASSIGNMENT is made as of 1 November 1997.

BETWEEN:

(1) DURABLE ELECTRONICS INDUSTRIES LIMITED a company incorporated in Hong Kong (company number: 579568) whose registered office is at 1st Floor, Efficiency House, 35 Tai Yau Street, San Po Kong, Kowloon, Hong Kong (the "Assignor");

(2) DURABLE ELECTRICAL METAL FACTORY LIMITED a company incorporated in Hong Kong (company number: 35273) whose registered office is at 1st Floor, Efficiency House, 35 Tai Yau Street, San Po Kong, Kowloon, Hong Kong (the "Assignee"); and

(3)      POMILLO LIMITED a company incorporated in Hong Kong (company number:
         595097) whose registered office is at 37th Floor, Wu Chung House, 213 Queen's Road East, Wanchai, Hong Kong (the "Borrower").

WHEREAS:

(A) Pursuant to a deed dated as of 1 October 1997 and made between the Assignor as assignor and the Borrower as assignee (the "Industrial Know-how Assignment"), the Borrower has acquired all the right, title and interest in the Industrial Know-how (as defined in the Industrial Know-how Assignment) and all rights of action, powers and benefits accruing or belonging to the Assignor in relation thereto.

(B) In satisfaction of the obligation of the Borrower to pay the Assignor the sum of US$1,977,613 as consideration for the assignment of the Industrial Know-how, a loan agreement (the "Loan Agreement") was entered into as of 1 October 1997 with the Assignor as lender, the Borrower as borrower and New M-Tech Corporation (being the beneficial owner of the entire issued share capital of the Borrower) as guarantor in respect of a loan in the principal sum of US$1,977,613 with interest accruing thereon at the rate of 1% above the prime rate per annum as prescribed by Nationsbank, National Association (South) of the United States of America (the "Indebtedness").

(C) The Assignor is indebted to the Assignee in the aggregate sum of US$8,197,125 (the "Company Debt").

(D) The Assignor has agreed to assign the Indebtedness to the Assignee in satisfaction of part (to the extent of the Indebtedness) of the Company Debt on the terms and conditions set out herein.

NOW THIS DEED WITNESSETH as follows:

1. In consideration of a sum (the "Consideration") equal to the total amount due under the Indebtedness (including all interest accrued thereon), which such Consideration shall be


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         payable by the Assignee to the Assignor and shall be set-off against the Company Debt to the extent of the amount of the Indebtedness, the Assignor, as beneficial owner, hereby assigns to the Assignee absolutely all its right, title and interest in the Indebtedness free from all claims, charges, liens, encumbrances, options, defects and equities of any kind whatsoever to the intent that the Assignee shall be the legal and beneficial owner thereof and shall be solely and absolutely entitled thereto to the exclusion of the Assignor.

2. The Assignor and the Borrower hereby jointly and severally represent, warrant and confirm to the Assignee that the Indebtedness is repayable in accordance with the terms and conditions of the Loan Agreement and is now duly owing without any default thereof by the Borrower.

3. The Borrower hereby acknowledges and confirms that as from 1 November 1997 the Indebtedness has been owed to the Assignee, that the Assignee is entitled to require repayment in accordance with the terms and conditions of the Loan Agreement and that it will make any payments due in respect of the Indebtedness to the Assignee.

4. The Assignor shall pay its own as well as the Borrower's costs and disbursements of and incidental to this Deed. The Assignee shall pay its own costs and disbursements of and incidental to this Deed.

5. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

6. Time shall be of the essence as regards any date or period mentioned in this Deed and any date or period substituted for the same by agreement of the parties hereto or otherwise.

7. Each of the parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary or desirable to give effect to the terms of this Deed.

8. This Deed shall be binding upon and enure for the benefit of each party's successors and assigns (as the case may be).

9. This Deed shall be governed by and interpreted in accordance with English law. The parties hereby submit to the non-exclusive jurisdiction of the courts of England but this Deed may be enforced in any court of competent jurisdiction.

10. This Deed may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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IN WITNESS WHEREOF the parties have executed this Deed as of 1 November 1997.

SIGNED, SEALED and DELIVERED                         )
by                                                   )
as attorney for and on behalf of                     )     /S/ ILLEGIBLE
DURABLE ELECTRONICS                                  )
INDUSTRIES LIMITED                                   )
as its Deed in the presence of                       )



SIGNED, SEALED and DELIVERED                         )
by                                                   )
as attorney for and on behalf of                     )     /S/ ILLEGIBLE
DURABLE ELECTRICAL METAL                             )
FACTORY LIMITED                                      )
as its Deed in the presence of                       )



SEALED with the COMMON SEAL of                       )
POMILLO LIMITED                                      )
and SIGNED by                                        )     /S/ ILLEGIBLE
                                                     )
duly authorised for and on behalf of                 )
POMILLO LIMITED                                      )     /S/ ILLEGIBLE
in the presence of:-                                 )


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